UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

May 23, 2018
____________________________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

168 Third Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.                                 ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

THERMO FISHER SCIENTIFIC INC.

Item 5.07    Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Thermo Fisher Scientific Inc. (the “Company”) held on May 23, 2018, the stockholders of the Company voted on the following proposals:

1.	The following nominees were elected to the Company’s Board of Directors for a one-year term expiring at the 2019 annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
Marc N. Casper	336,153,889	989,496	319,410	23,107,369
Nelson J. Chai	334,477,798	2,651,772	333,225	23,107,369
C. Martin Harris	334,566,999	2,558,029	337,767	23,107,369
Tyler Jacks	333,609,148	3,523,929	329,718	23,107,369
Judy C. Lewent	334,860,939	2,287,817	314,039	23,107,369
Thomas J. Lynch	311,374,179	25,765,153	323,463	23,107,369
Jim P. Manzi	332,161,400	4,612,768	688,627	23,107,369
Lars R. Sørensen	332,129,292	4,643,060	690,443	23,107,369
Scott M. Sperling	313,759,181	23,311,338	392,276	23,107,369
Elaine S. Ullian	313,198,910	23,948,542	315,343	23,107,369
Dion J. Weisler	335,199,233	1,928,458	335,104	23,107,369

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	251,996,749
Against:	73,895,210
Abstain:	11,570,836
Broker Non-Votes:	23,107,369

3.	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018 was ratified.

For:	351,114,666
Against:	9,083,677
Abstain:	371,821

THERMO FISHER SCIENTIFIC INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date:	May 24, 2018	By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel